EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

December 1, 2011

Synergy Pharmaceuticals, Inc.
420 Lexington Avenue
Suite 1609

New York, New York 10170

Re: Synergy Pharmaceuticals, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Synergy Pharmaceuticals, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-163316) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on December 10, 2009, the prospectus included therein (the “Prospectus”) and the preliminary prospectus supplement, dated November 18, 2011 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

The Prospectus Supplement pertains to an underwritten offering (the “Offering”) pursuant to the Underwriting Agreement dated November 30, 2011 between the Company and the underwriters named therein (the “Underwriting Agreement”) and relates to the issuance and sale by the Company of 2,156,250 units (including up to 281,250 Units that be sold pursuant to the exercise of an over-allotment option)  (the “Units”), with each Unit consisting of two (2) shares of common stock (each, a “Share”), par value $0.0001 per share, of the Company (“Common Stock”) and a warrant to purchase one (1) share of Common Stock (the “Warrants”).  The Prospectus Supplement also covers 2,156,250 shares of Common Stock (including up to 281,250 shares of Common Stock that are issuable upon exercise of Warrants that be sold pursuant to the exercise of an over-allotment option) issuable from time to time upon exercise of the Warrants (collectively, the “Warrant Shares”).

We understand that the Units are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.  We further understand that the Common Stock and Warrants will not be separately transferable until the earlier of (i) the exercise in full of the Underwriters’ overallotment option or (ii) 45 days from the date of the final prospectus supplement filed with the Commission.  Finally, we understand that the Units will be issued and separately transferable until the Common Stock and Warrants are separately transferable as described above.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           the issuance and sale of the Units and the Shares included therein have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Underwriting Agreement, the Units and the Shares included therein will be validly issued, fully paid and non-assessable;

2.           the issuance and sale of the Warrants included in the Units have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement, the Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof; and

3.           the Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefor specified in the Warrants), the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP